UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 1, 2006

TEPPCO Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-10403	76-0291058
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1100 Louisiana Street, Suite 1300
Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 381-3636

(Registrant’s telephone number, including area code)

2929 Allen Parkway

P.O. Box 2521

Houston, Texas 77252-2521

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Jonah Joint Venture

On August 1, 2006 (the “Effective Date”), TEPPCO GP, Inc. (“TEPPCO GP”) and TEPPCO Midstream Companies, L.P. (“TMC” and collectively, the “TEPPCO Parties”) entered into an Amended and Restated Partnership Agreement (the “Partnership Agreement”) of Jonah Gas Gathering Company, a Wyoming general partnership (“Jonah”) with Enterprise Gas Processing, LLC (“Enterprise”).  Jonah owns and operates a gas gathering system known as the “Jonah Gas Gathering System.”  Under the Partnership Agreement, Enterprise is being admitted as a new partner in exchange for funding a portion of the costs related to an expansion of the Jonah Gas Gathering System (the “Jonah Expansion”).  The Jonah Expansion will consist of the installation of new compression facilities, related new piping and certain related facilities and is contemplated to be completed in two phases, being Phase I and Phase II as described below.

TEPPCO Midstream Companies, L.P. is owned 99.999% by TEPPCO Partners, L.P. (“TEPPCO”) and 0.001% by TEPPCO GP as its general partner.  TEPPCO GP is wholly owned by TEPPCO.  Enterprise is an affiliate of DFI GP Holdings L.P., which is the sole member of TEPPCO’s general partner and a privately held company controlled by Dan L. Duncan.  Thus, the TEPPCO Parties and Enterprise are affiliated by virtue of having their respective general partners controlled by the same entity.

The Partnership Agreement provides that:

•                  After the Initial Commencement Date (defined below), the TEPPCO Parties and Enterprise will share in revenue from Jonah based on a formula which takes into account the total capital contributed by each.  For the TEPPCO Parties, the amount contributed will consist of capital expenditures made by the TEPPCO Parties through the Effective Date, including expansions to the Jonah Gas Gathering System before commencement of the Jonah Expansion, as well as the TEPPCO Parties’ 50% portion of the funding of the Jonah Expansion as described below.  For Enterprise, the amount contributed will consist of its portion of the capital expenditures made by Enterprise before and after the Effective Date to fund the Jonah Expansion.

•                  Enterprise will fund 100% of the Jonah Expansion costs payable on or before the Effective Date and TEPPCO will reimburse Enterprise on September 1, 2006 for 50% of such costs (including 50% of Enterprise’s cost of capital in funding such costs through August 31, 2006).

•                  Enterprise will fund 50% of the Jonah Expansion costs payable on and after the Effective Date and TEPPCO will fund 50% of the Jonah Expansion costs payable on and after the Effective Date until Enterprise and TEPPCO have collectively funded the “Contemplated Total Expansion Capital” of $415.2 million (which is the estimated total cost of the Jonah Expansion) or, if earlier, the completion of the Jonah Expansion.  After such time, Enterprise and TEPPCO will fund costs based on their respective sharing ratios in Jonah, to be determined as described below.

•                  The joint venture will be governed by a management committee comprised of two representatives approved by Enterprise and two representatives approved by the TEPPCO Parties, each with equal voting power.

•                  The Jonah Expansion will be completed in two phases being Phase I and Phase II.  The Phase I Commencement Date is the date that certain compression facilities are placed in service, which is expected to be in March of 2007.  The Phase II Commencement Date is the date of completion of the Jonah Expansion, which is expected to be in September of 2007.

•                  From the Effective Date until the date that any pipeline portion of the Jonah Expansion is placed in service (the “Initial Commencement Date”), the TEPPCO Parties will be entitled to all distributions from Jonah, and Enterprise will not be entitled to any distributions.  Upon the Initial Commencement Date and until the Phase I Commencement Date, Enterprise will be entitled to receive 50% of the incremental cash flow of Jonah which is generated by the incremental revenue attributable to those portions of the pipeline portion of the Jonah

Expansion which have been placed in service and will not be entitled to any other distributions which do not relate to such incremental cash flow.  Upon and after the Phase I Commencement Date, the TEPPCO Parties and Enterprise will share in all distributions from Jonah based on a formula that takes into account the capital contributions of the parties including expenditures by the TEPPCO Partners prior to the Jonah Expansion, so that the TEPPCO Parties’ sharing ratio will decrease over time as Enterprise contributes capital to fund the Jonah Expansion.  Once the Contemplated Total Expansion Capital is spent or the Jonah Expansion is completed, the sharing ratios for the TEPPCO Parties and Enterprise will be determined based on the relative percentages of capital contributed by each party, again based upon the agreed upon formula.  Since capital contributions after expenditure of the Contemplated Total Expansion Capital are based on sharing ratios, Enterprise’s interest in Jonah will effectively be capped at approximately 20% unless Enterprise funds a future Jonah expansion and the TEPPCO Parties elect not to participate, as described below.

•                  With respect to additional future expansions to Jonah, each party can contribute to such additional expansions up to its respective sharing ratio. To the extent one party decides not to participate in the additional expansion, then the other party may fund the expansion and receive a corresponding increase in its sharing ratio.  With respect to any additional expansions which are undertaken prior to the Phase II Commencement Date when the final sharing ratios are determined, Enterprise and the TEPPCO Parties have agreed to fund any such expansions in accordance with their final sharing ratios when determined with such amounts initially being paid by the TEPPCO Parties and reimbursed by Enterprise on the Phase I Commencement Date and the Phase II Commencement Date, in each case based on the sharing ratios of the parties so that as of the Phase II Commencement Date Enterprise shall have funded its portion of such costs based on the final sharing ratio.

In connection with the Partnership Agreement, the TEPPCO Parties and Enterprise also entered into a Contribution Agreement effective as of August 1, 2006 (“Contribution Agreement”).  Under the Contribution Agreement, Enterprise has committed to fund the Jonah Expansion as described in the Partnership Agreement in exchange for a partnership interest (and the related sharing ratio) in Jonah.  Also, on the Effective Date, TMC acquired the Jonah partnership interest owned by TEPPCO GP and contributed all of its interest in Jonah Gas Marketing, LLC to Jonah so that after the Effective Date, Jonah owns all of the outstanding membership interests in Jonah Gas Marketing, LLC and TMC holds all of the partnership interest in Jonah that was previously held by TEPPCO GP.

This transaction was reviewed and approved by the Audit and Conflicts Committee of the board of directors of TEPPCO’s general partner.

Credit Facility

On July 31, 2006, TEPPCO executed a third amendment (the “Third Amendment”) to its $700.0 Million Revolving Credit Agreement (the “Credit Agreement”) dated as of October 21, 2004. Borrowings under the Credit Agreement are unsecured general obligations of TEPPCO and are non-recourse to its general partner.

 The Third Amendment extends the maturity date of amounts borrowed under the Credit Agreement from December 2010 to December 2011.  The Third Amendment also releases Jonah as a guarantor of the Credit Agreement.  The Third Amendment restricts the amount of outstanding debt of the Jonah joint venture to debt owing to the owners of its partnership interests and other debt in the principal aggregate amount of $50.0 million.

In addition, the Third Amendment allows for swing line loans up to $25.0 million (within the $700.0 million total borrowing limit) and modifies TEPPCO’s financial covenants to, among other things, allow TEPPCO to include in the calculation of its Consolidated EBITDA (as defined in the Credit Agreement, as amended) pro forma adjustments for material projects.

 The parties to the Credit Agreement are TEPPCO; SunTrust Bank, as Administrative Agent and LC Issuing Bank, Wachovia Bank, National Association, as Syndication Agent; BNP Paribas, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland, PLC as Co-Documentation Agents; and the several banks and other financial institutions named therein.

Effective July 31, 2006, Jonah was also released from its guarantee to Wachovia Bank pursuant to the provisions of Section 14.04 dated as of February 20, 2002, of the Indenture between TEPPCO, as issuer, TE Products Pipeline Company Limited Partnership, TCTM, L.P., TMC and Jonah, each as subsidiary guarantors and Wachovia Bank, as trustee.

The summaries of the Partnership Agreement, the Contribution Agreement and the Third Amendment in this report do not purport to be complete and are qualified by reference to such agreements, which are filed as exhibits hereto.  The Partnership Agreement, the Contribution Agreement and the Third Amendment contain representations, warranties and other provisions that were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.  Accordingly, those agreements should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time they were entered into or otherwise.

The Partnership Agreement, the Contribution Agreement and the Third Amendment are incorporated by reference into this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01            Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are filed as part of this Current Report on Form 8-K:

10.1	Partnership Agreement dated as of August 1, 2006.
10.2	Contribution Agreement dated as of August 1, 2006.*
10.3	Third Amendment to Amended and Restated Credit Agreement and Full Release of the Jonah Gas Guaranty dated as of July 31, 2006.
99.1	Press Release dated August 1, 2006.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the Contribution Agreement (all of which are listed therein) from this Exhibit 10.2. It hereby agrees to furnish a supplemental copy of any such omitted item to the Securities and Exchange Commission on its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P.
(Registrant)

	By:	Texas Eastern Products Pipeline Company, LLC
General Partner

Date: August 3, 2006		/s/ William G. Manias
William G. Manias
Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1	Partnership Agreement dated as of August 1, 2006.
10.2	Contribution Agreement dated as of August 1, 2006.*
10.3	Third Amendment to Amended and Restated Credit Agreement and Full Release of the Jonah Gas Guaranty dated as of July 31, 2006.
99.1	Press Release dated August 1, 2006.

* Pursuant to Item 601(b)(2) of Regulation S-K, the Company has omitted certain Schedules and Exhibits to the Contribution Agreement (all of which are listed therein) from this Exhibit 10.2. It hereby agrees to furnish a supplemental copy of any such omitted item to the Securities and Exchange Commission on its request.